UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

EcoReady Corporation
(Exact Name of Registrant as specified in charter)

Florida	000-52910	65-0736042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

555 Winderley Place, Suite 300 Orlando, FL 32751
(Address of Principal Executive Offices)

(407) 571-6846
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

EcoReady Corporation (the “Company”) believes that it is necessary to provide an update to the Company’s Current Report on Form 8-K, filed with the U.S. Securities Exchange Commission (the “SEC”) on February 21, 2011.

On February 21, 2010, the Company’s Board of Directors concluded that there were errors in the following financial statements of the Company (the “Subject Financial Statements”) and that the Subject Financial Statements should no longer be relied upon:

(i)	for the three and nine months ended September 30, 2010 and 2009, each included in the Company’s Quarterly Report on Form 10-Q filed on November 23, 2010; and

(ii)	for the three and six months ended June 30, 2010 and 2009,each included in the Company’s Quarterly Report on Form 10-Q filed on August 23, 2010.

The Company is currently in the process of completing the accounting for the periods from the date of inception through March 31, 2011.Upon completion of the accounting and the corresponding independent audits and reviews of the financial statements, the Company intends to file all delinquent reports with the SEC.  Currently, the Company is also in the process of having a valuation performed on an asset purchase transaction that occurred during the year ended December 31, 2010, and is being accounted for as a purchase of a business.

In addition, the Company is in the process of having the carved out audits on the battery business of Perf Go-Green Holdings, Inc.(“Perf Go-Green”) and the Company plans to file the historical financial statements with audited opinions as soon as these carve-out audits are complete.

The Company anticipates that, at a minimum, it will:

(i)
In response to comments made by the SEC, the Company analyzed the recapitalization as of May 11, 2010, the date the Company entered into a share exchange agreement with a public shell company. The Company determined that a restatement was necessary in order to properly recast share activity in accordance with FASB ASC paragraph 805-40-45-2(d).

(ii)
As a result, the Company restated outstanding share balances as of June 30, 2010, September 30, 2010, and included a share total as of December 31, 2009, to reflect the shares outstanding of the legal parent as of the date of the transaction. The Company also restated earnings per share for the periods endedSeptember 30, 2010 and 2009, and June 30, 2010 and 2009, respectively.

(iii)
The Company will restate the financial statements to reflect all per share amounts used at $1.00 per share, based on independent transactions in which the Company raised substantial capital. The Company believes this to be the best indicator of fair value for all equity transactions.

(iv)
The Company is currently evaluating the fair values of the assets acquired in the Perf-Go Green asset purchase. The Company expects to restate the accounting for this asset purchase and the valuation of the underlying assets.

(v)
The Company identified conversion features embedded within convertible notes, adjustments to the conversion rates and exercise prices, and warrants. In accordance with ASC 815-40-15, the Company has determined that the features associated with the embedded conversion option and warrants should be accounted for at fair value as a derivative liability. At issuance, the Company recorded the derivative liability to debt discount to the extent of the face amount of the notes and expensed immediately the remaining value of the derivative as it exceeded the face amount of the note. At each reporting period, the Company will mark these derivative financial instruments to fair value.

(vi)	In addition, the Company plans to restate the Statements of Stockholders’ Equity for each of the periods included in the June 30, 2010 and September 30, 2010, Quarterly Reports on Form 10-Q.

(vii)
During the three months ended September 30, 2010, the Company’s products were stolen as they were in transport. The Company received insurance proceeds as covered by our insurance contract. The Company will amend the relevant Form 10-Q to properly account for the transaction.

The Company’s management, Board of Directors and independent registered public accounting firm have discussed the matters disclosed in this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOREADY CORPORATION

Date: June 16, 2011	By:	/s/ Boris Rubizhevsky
Name: Boris Rubizhevsky
Title: Chief Executive Officer